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                                                                    EXHIBIT 99.1

AT THE COMPANY:
Paul Schmitt Chief Financial Officer
(630) 562-4720
AT CREDIT SUPPORT INTERNATIONAL:
Jim Mayer, Managing Member
(201)725-9026


FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 13, 2003

                                M-WAVE ANNOUNCES
                  SIGNIFICANT DEVELOPMENTS IN ITS RESTRUCTURING

                 RENEWAL OF ENGAGEMENT WITH TURNAROUND ADVISOR;
                   NEW SECURED SHORT-TERM LOAN WITH BANK ONE;
       AND RE-NEGOTIATION OF A SIGNIFICANT AMOUNT OF DELINQUENT TRADE DEBT

WEST CHICAGO, ILL., OCTOBER 13, 2003--M-Wave, Inc. (NASDAQ: MWAV), a value-added service provider of high performance circuit boards used in a variety of digital and high frequency applications sourced domestically and internationally, announced the following developments in its restructuring.

RENEWAL OF ENGAGEMENT WITH TURNAROUND ADVISOR

The engagement of Credit Support International, LLC's (CSI), originally made April 15, 2003 for 120 days, was extended through August 31, 2004. CSI will continue to provide its services to M-Wave exclusively through its Managing Member, Jim Mayer. Mr. Mayer will report to the M-Wave Board and assumes the title of Chief Restructuring Advisor. Mr. Mayer has 18 years of experience and has managed or directed more than 50 engagements with troubled companies through which he has provided a variety of services directly to clients including: due diligence, workout, collateral control, corporate restructuring, bankruptcy support, cross-border secured finance and interim management. Mayer has served on several boards of directors including the Turnaround Management Association.

Joseph A. Turek, M-Wave's CEO, stated that he was very satisfied with CSI's response to the deteriorating financial and operating state of the company last spring. "During the first 90 days, Jim was able to quickly re-focus our long-term direction away from manufacturing and stem the outflow of cash."

Mr. Mayer commented, "M-Wave was quickly running out of time and money. Their problems stemmed largely from the inability to effectively manufacture digital products with high-cost in-house manufacturing, and reduced volume. We quickly determined that the better model for M-Wave was to serve as a supply chain resource that linked middle-market customers to the lowest cost and highest quality of domestic and international circuit boards, but not as the manufacturer itself. The turnaround process began by taking difficult steps to bring the company to neutral cash flow, including debt realignment, both secured and unsecured; headcount and management reduction; sales of unneeded assets; and customer relationship management, and will continue with fundamental changes in the M-Wave business model."

NEW SECURED SHORT-TERM LOAN WITH BANK ONE, NA

On October 1, 2003, M-Wave entered into a new $2,413,533 loan with Bank One, NA that will mature on December 31, 2003, and will require monthly payments of interest at the bank's prime rate. This loan replaces the unpaid portion of the Industrial Revenue Bonds (IRB) that were used to fund the acquisition of the land and construction of the company's manufacturing plant located in West Chicago, Illinois, and a related forbearance agreement with the bank. Upon signing the new loan, the company is no longer in default of its obligations to the bank arising pursuant to the IRB.

Concurrent with the new loan, M-Wave paid $350,000 toward then-outstanding principal obligations, and Bank One released liens covering the company's accounts receivable and inventory. Mr. Turek commented that "The completion of the loan, the removal of the forbearance agreement, and the ability to seek working capital financing is a significant step in placing the company on the right track toward making a turnaround."

Additional terms of the loan include assigning Bank One a lien on the company's real estate and improvements located in Bensenville, IL, site of its former operations. Bank One is to receive a payment of $650,000 upon sale of the Bensenville assets, to be applied to

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the loan's principal. M-Wave secured in late September a contract of sale covering the Bensenville real estate assets for $922,000. The contract is presently under review by legal counsel of both the proposed buyer and M-Wave, and November 1, 2003, is the closing date in the contract. "In a challenged real estate market, this is a very good thing, and the fact it will reduce bank debt according to schedule and release nearly $300,000 of incremental working capital is even better," commented Mr. Mayer.

M-Wave is also in preliminary negotiations to sell or lease other manufacturing assets in conjunction with the outsourcing of its domestic circuit board production located in West Chicago. "If effectuated, this will significantly aid the company's efforts to pay Bank One, reducing debt significantly and placing the company on a positive track toward fulfilling its mission to become competitive in the domestic and international circuit board sourcing and service sector without the burdens of excessive bank debt," stated Mr. Turek.

The company's efforts to sell the Bensenville real estate and the manufacturing assets at the West Chicago facility are consistent with the company's new strategy to be a service provider, rather than a manufacturer, of printed circuit boards. If these efforts are unsuccessful or do not otherwise raise sufficient proceeds to repay the bank by December 31, 2003, the company will need to renegotiate its loan with the bank or seek alternative financing.

RE-NEGOTIATION OF DELINQUENT TRADE DEBT

Commencing September 1, 2003 M-Wave committed to a vendor trade debt restructuring plan that calls for the company to pay trade creditor balances of $3.1 million in a staggered three-pronged process commencing in September and extending through December 2003 to the end of first quarter 2004.

Under terms of the vendor settlement agreements, M-Wave will pay, immediately following signing of each agreement, 50% of the vendor balances that are under $10,000. It will pay trade balances in excess of $10,000 to vendors at 60% of the principal balance, payable in two payments staggered 60 days apart. The vendors will then forgive the balance of such trade debt. To date, the company has entered into vendor settlement agreements with vendors holding approximately $1.2 million of trade debt. Of the remaining trade debt, the company is negotiating with one vendor to whom the company's obligations are approximately $1.3 million, and the company has yet to commence negotiations with certain vendors in Asia to whom the balance of approximately $600,000 is owed.

The expected sources of repayment include the net proceeds of a tax refund received to date; sales of excess assets, net of secured debt; expected financing of working capital assets and additional refinancing or sale of other term assets located in West Chicago, Illinois.

Mr. Mayer commented, "I am optimistic that the very significant vendor debt obstacle will be behind M-Wave sooner than we expected, and overall, we are getting good traction in liquidating unneeded assets to accomplish this. "This is even more gratifying that these settlements were forged informally, out of court and as rapidly as they were."

ABOUT M-WAVE
Established in 1988 and headquartered in the Chicago suburb of West Chicago, Illinois, M-Wave is a value-added service provider of high performance circuit boards. The Company's products are used in a variety of telecommunications and industrial electronics applications. M-Wave services customers like Federal Signal on digital products and Celestica -Nortel and Remec with its patented bonding technology, Flexlink IITM,and its supply chain management services including Virtual Manufacturing (VM) and the Virtual Agent Procurement Program
(VAP) whereby customers are represented in Asia either on an exclusive or occasional basis in sourcing and fulfilling high volume and technology circuit board production in Asia through the Company's Singapore office. The Company trades on the NASDAQ National market under the symbol "MWAV." Visit the Company on its web site at www.mwav.com.

ABOUT CSI
Established in 1991 by a European-American joint venture between Groupe Warrant of Belgium and DiversiCorp, Inc. of Dallas, Texas, CSI provided cross-border collateral control that linked lenders to their assets located both inside the U.S. and Western Europe. In 1998 CSI was split off from the two partner companies and evolved into a specialized consulting firm devoted to transitional and troubled middle market companies. Jim Mayer, its Managing Member, has 18 years of experience including 12 years as CEO of DiversiCorp, Inc. and has managed or directed more than 50 engagements with troubled companies and provided a variety of services directly to clients including: due diligence, workout, collateral control, corporate restructuring, bankruptcy support, cross-border secured finance and interim management. Mayer has served on several boards of directors including the Turnaround Management Association.

THIS NEWS RELEASE CONTAINS PREDICTIONS AND OTHER FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. WHILE THIS OUTLOOK REPRESENTS OUR CURRENT JUDGMENT ON THE FUTURE DIRECTION OF THE BUSINESS, SUCH RISKS AND UNCERTAINTIES COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE PERFORMANCE SUGGESTED ABOVE. SUCH RISKS AND UNCERTAINTIES INCLUDE THOSE FACTORS DETAILED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER REPORTS FILED BY THE COMPANY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


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